Exhibit 99.1

461 SO. MILPITAS BLVD.

MILPITAS CA

95035 USA

FINAL

For Immediate Release

GLOBALSTAR ANNOUNCES REGISTERED DIRECT OFFERING FOR UP TO $55 MILLION

Offering will contribute to $738 million financing

MILPITAS, CA. — (June 16, 2009) — Globalstar, Inc. (NASDAQ:GSAT), a leading provider of mobile satellite voice and data services to businesses, government and individuals, today announced that it has entered into definitive agreements with select institutional investors to raise gross proceeds of up to $55 million, before deducting placement agent fees and other estimated offering expenses, in a registered direct offering.  Under the terms of the transaction, Globalstar will sell an aggregate of up to $55 million in principal amount of its 8.00% Convertible Senior Unsecured Notes.  Investors will also receive warrants to purchase an aggregate of 15,277,771 shares of common stock.  The notes will be convertible at a price of $1.80 per share.  The warrants will be exercisable after stockholder approval is obtained until five years from the date of issuance at an exercise price of $1.80 per share.  Until stockholder approval is obtained consistent with NASDAQ rules, exercise of the warrants is prohibited and conversion of the notes is restricted to 19.9% of the pre-transaction outstanding common stock on a pro rata basis.  Globalstar’s controlling stockholder has entered into a voting agreement to vote in favor of this transaction.

The Notes are senior unsecured debt obligations of the Company and shall rank pari passu with the Company’s existing 5.75% Convertible Senior Notes due 2028 and junior to the COFACE Facility.  The closing of the offering is expected to take place on June 19, 2009, subject to the satisfaction of customary closing conditions.  Lazard Capital Markets LLC acted as the exclusive placement agent for the transaction.

Receipt of the net offering proceeds is a condition to the closing of the COFACE financing the company has announced previously.  This transaction will contribute to an approximately $738 million financing that will be used to fund the Globalstar 2.0 second-generation constellation and ground segment.

The Company expects that this $738 million financing will fully fund the manufacture, delivery and launch of the Company’s Globalstar 2.0 second-generation network and ground facilities, plus certain long-lead items connected with the accelerated delivery of additional second-generation spare satellites and will provide the Company with working capital.  Globalstar expects to be the first global mobile satellite voice and data company to deliver and deploy its second-generation satellites and the first to offer an IP (Internet Protocol)-based network. The financing will also facilitate the introduction of Globalstar’s next-generation satellite interface chipsets being designed by Hughes Network Systems.  These network upgrades will support the Company’s new mobile satellite services which will feature industry leading voice quality as well as increased data speeds to both handheld and fixed subscriber equipment.

The completion of the financing is critical for the design and deployment of the Globalstar 2.0 next-generation network which is expected to provide high quality voice and data services beyond 2025.  Globalstar 2.0 includes the second-generation satellite constellation, being designed and manufactured by Thales Alenia Space, and the company’s new ground segment being developed by Hughes and Ericsson Federal.  Globalstar 2.0 will support increased data speeds of up to 256 kbps, in a flexible all IP (Internet Protocol) configuration.  Products and services supported are expected to include push to talk and multicasting, advanced messaging capabilities such as multimedia messaging or MMS, mobile video applications, geo-location services, multi-band and multi-mode handsets and data devices with GPS integration.

A shelf registration statement relating to the notes and warrants issued in the offering (and the shares of common stock issuable upon conversion of the notes or exercise of the warrants) has been filed with the Securities and Exchange Commission (the “SEC”) and has been declared effective. A prospectus supplement relating to the offering will be filed with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained directly from the Company by contacting Globalstar, Inc., 461 S. Milpitas Blvd., Milpitas, California 95035.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

Conference Call Note

Globalstar plans to hold an investor conference call following the closing of the financing described above. Globalstar will release dial-in information and details once the call is scheduled.

About Globalstar, Inc.

With over 350,000 subscribers, Globalstar is a leading provider of mobile satellite voice and data services.  Globalstar offers these services to commercial and recreational users in more than 120 countries around the world. The Company’s products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and integrated solutions such as the SPOT Satellite GPS Messenger plus flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.

For more information regarding Globalstar, please visit Globalstar’s web site at www.globalstar.com

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For further media information:

Globalstar, Inc.

Dean Hirasawa

(408) 933-4006

Dean.hirasawa@globalstar.com

Skyya Communications

Susan Donahue

(646) 454-9378

Susan.donahue@skyya.com

Forward-Looking Statements

This press release contains certain statements such as, “Products and services supported are expected to include push to talk and multicasting, advanced messaging capabilities such as multimedia messaging or MMS, mobile video applications, geo-location services, multi-band and multi-mode handsets and data devices with GPS integration,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including our ability to complete the remaining documentation and satisfy the closing conditions of the credit facility, including obtaining the required additional equity financing; demand for our products and services, including commercial acceptance of our new Simplex products and our SPOT Satellite GPS Messenger product; our ability to retain and migrate our two-way communications services subscribers to our second-generation constellation when it is deployed; problems relating to the construction, launch or in-orbit performance of our existing and future satellites; the effects of the degrading ability of our first-generation satellite constellation to support two-way communication; problems relating to the ground-based facilities operated by us or by independent gateway operators; our ability to attract sufficient additional funding to meet our future capital requirements; competition and its competitiveness vis-a-vis other providers of satellite and ground-based communications products and services; the pace and effects of industry consolidation; the continued availability of launch insurance on commercially reasonable terms, and the effects of any insurance exclusions; changes in technology; our ability to continue to attract and retain qualified personnel; worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis; and legal, regulatory, and tax developments, including changes in domestic and international government regulation.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.